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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 5, 2001, relating to the financial statements of the 360 Youth Division of MarketSource Corporation as of December 31, 2000 and 1999, and for the years then ended included in Alloy, Inc.'s Current Report on Form 8-K/A dated January 25, 2002.





                                    /s/    BDO Seidman, LLP



Woodbridge, New Jersey
January 29, 2002